SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          XOMED SURGICAL PRODUCTS, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14(a)-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------
     5)  Total Fee Paid:

         ----------------------------------------------------------------------
[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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

                          XOMED SURGICAL PRODUCTS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 13, 1999

To the Stockholders of
XOMED SURGICAL PRODUCTS, INC.

     The annual meeting of stockholders (the "Annual Meeting") of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, 6743 Southpoint Drive North, Jacksonville, Florida 32216 on Thursday, May 13, 1999, at 3:30 P.M., Jacksonville time, for the following purposes:

     1.      To elect five Directors to the Company's Board of Directors;

     2. To ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999;

     3. To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

                                  By order of the Board of Directors,

                                  /s/ Thomas E. Timbie

                                  Thomas E. Timbie
                                  Secretary

April 5, 1999

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. IN THE EVENT YOU ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, THE PROXY WILL NOT BE USED.

                          XOMED SURGICAL PRODUCTS, INC.

                           6743 SOUTHPOINT DRIVE NORTH
                           JACKSONVILLE, FLORIDA 32216

                                 PROXY STATEMENT

        This Proxy Statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of Xomed Surgical Products, Inc., a Delaware corporation (the "Company"), to be voted at the annual meeting of stockholders of the Company to be held on Thursday, May 13, 1999, at 3:30 P.M., Jacksonville time, at the Company's headquarters, 6743 Southpoint Drive North, Jacksonville, Florida 32216, and at any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders on or about April 5, 1999.

        Properly executed proxies received prior to the Annual Meeting, unless revoked, will be voted in accordance with the specified instructions. Regarding the election of Directors, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to all other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed proxy card. If no instructions are given with respect to the matters to be acted upon, the persons named in the proxy solicited by the Board of Directors intend to vote FOR the election of the Directors listed below, and FOR ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1999. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the person or persons holding such proxies will vote the shares represented by the proxy in the manner such proxy holders determine is in the best interests of the Company and its stockholders. The Board of Directors does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting.

        Stockholders may vote by either completing and returning the enclosed proxy card prior to the Annual Meeting, voting in person at the Annual Meeting or submitting a signed proxy card at the Annual Meeting. Stockholders who execute proxies may revoke them at any time before they are voted at the Annual Meeting by written notice to the Secretary of the Company, by submitting a new proxy or by personal ballot at the Annual Meeting.

        The Board of Directors has fixed the close of business on March 15, 1999 as the Record Date (the "Record Date") for determining stockholders entitled to notice of and to vote at the Annual Meeting.

        As of the Record Date, the Company had 12,165,168 shares of common stock, par value $.01 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only outstanding class of voting securities of the Company. Each stockholder is entitled to one vote for each share of Common Stock owned at the close of business on the Record Date.

        The presence in person or by proxy of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Directors receiving a plurality of votes cast at the meeting whether in person or by proxy will be elected. The affirmative vote of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for any other matter presented at the Annual Meeting. Broker "non-votes" (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will not be counted in the calculation of the votes on the proposals to be acted on in the Annual Meeting.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        The Board of Directors, pursuant to the Company's Restated By-Laws, has set the number of Directors of the Company at five, to become effective upon the date of the Annual Meeting. Five Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

        If a proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for Directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees set forth below. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for Directors, the persons named in the proxy will follow such instructions. Each of the nominees set forth below has consented to serve as a Director if elected at the Annual Meeting. All of the nominees are currently members of the Board of Directors.

        Should any one or more of these nominees become unable to serve for any reason, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy card will vote for the election of such substitute nominee or nominees.

NOMINEES FOR ELECTION AS DIRECTORS

        The respective ages, positions with the Company, business experience during the past five years and directorships in other companies of the nominees for election as Directors of the Company are set forth below.

     JAMES T. TREACE, 53, has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since April 1996. From 1993 until its acquisition by the Company in April 1996, Mr. Treace served as President, Chairman of the Board of Directors and Chief Executive Officer of TreBay Medical Corporation ("TreBay"), an ENT and orthopaedic product company founded in 1993 by Mr. Treace and Mr. F. Barry Bays. From 1990 to 1993, Mr. Treace served as President of Linvatec Corporation ("Linvatec"), a minimally invasive orthopaedic medical device company formerly known as Concept, Inc. ("Concept"), which became a wholly owned subsidiary of Bristol-Myers Squibb Company ("Bristol-Myers Squibb") in 1990. Mr. Treace served as President and Chief Executive Officer of Concept from 1981 until its acquisition by Bristol-Myers Squibb in 1990. Mr. Treace is the brother of John R. Treace and Dan H. Treace, who are executive officers of the Company.

        RICHARD B. EMMITT, 54, has served as a Director of the Company since April 1994 and from December 1990 to 1994 was a Director of Merocel Corporation ("Merocel"), a manufacturer and marketer of a line of disposable fluid-control products primarily used in sinus surgery and rhinology, which became a subsidiary of the Company in 1994. Mr. Emmitt has been a Managing Director of The Vertical Group, Inc., an investment firm, since February 1989.

     WILLIAM R. MILLER, 70, has served as a Director of the Company since April 1994 and from 1991 to 1994 was a Director of Merocel. In January 1991, Mr. Miller retired as Vice Chairman of the Board of Directors of Bristol-Myers Squibb. Mr. Miller is a Director of Isis Pharmaceuticals, Inc., ImClone Systems, Inc., Transkaryotic Therapies, Inc. and Westvaco Corporation. He is Chairman of the Board of Vion Pharmaceuticals, Inc. and SIBIA Neurosciences, Inc. He is Chairman of the Board of Trustees of the Cold Spring Harbor Laboratory and is a past Chairman of the Board of the Pharmaceutical Manufacturers Association. Mr. Miller is also: Trustee of the Manhattan School of Music, the Metropolitan Opera Association and the Opera Orchestra of New York; member of Oxford University Chancellor's Court of Benefactors; Honorary Fellow of St. Edmund Hall; and Chairman of the English-Speaking Union of the United States.

        JAMES E. THOMAS, 38, has served as a Director of the Company since April 1994. Since 1989, he has been with E. M. Warburg, Pincus & Co., LLC or its predecessor ("EMW LLC"), a private investment firm, where he currently serves as a Managing Director. Mr. Thomas is also a Director of Anergen, Inc., Celtrix Pharmaceuticals, Inc., Menley & James Laboratories, Inc., Transkaryotic Therapies, Inc., Oxford Glyco Sciences plc, and several privately held companies.

        ELIZABETH H. WEATHERMAN, 39, has served as a Director of the Company since April 1994 and was a Director of Merocel from December 1990 until 1994. Since 1988, she has been with EMW LLC, where she currently serves as a Managing Director. Ms. Weatherman is also a Director of Uroquest Medical Corporation and several privately held health care companies.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

     In addition to Mr. Treace, the following persons serve as executive officers of the Company: F. Barry Bays, Gerard J. Bussell, R. Glen Coleman, Fred
B. Dinger, III, Mark J. Fletcher, Thomas E. Timbie, Dan H. Treace, John R. Treace, John A. Williams, and Guy K. Williamson. Their respective ages, positions with the Company and business experience during the past five years are set forth below. The Company's executive officers serve at the pleasure of the Board of Directors.

     F. BARRY BAYS, 52, has been Senior Vice President, Operations and Chief Operating Officer of the Company since April 1996. From 1993 to April 1996, Mr. Bays served as Vice President and Chief Operating Officer and a Director of TreBay. From 1990 to 1993, Mr. Bays served as Executive Vice President and Chief Operating Officer of Linvatec. From 1981 to 1990, Mr. Bays served as Executive Vice President and Chief Operating Officer of Concept.

     GERARD J. BUSSELL, 50, has been Vice President of Operations of the Company since March 1996. From 1993 to 1994, Mr. Bussell was Director of Manufacturing of the Company, and from 1994 to March 1996 he was Director of Manufacturing Operations of the Company. Prior to joining the Company, Mr. Bussell served in senior management positions with Allergan, Inc., an ophthalmic products company, including Senior Director, Worldwide Materials, and Managing Director.

     R. GLEN COLEMAN, 44, has been Vice President, Marketing of the Company since August 1996. From January 1983 to August 1996, Mr. Coleman held several management positions at Linvatec, including Vice President, Global Marketing from June 1996 to July 1996, Vice President, Sales from October 1993 to June 1996, Vice President and General Manager of its Concept Division from May 1991 to October 1993 and Vice President, Research and Development.

     FRED B. DINGER, III, 37, has been Vice President, Research and Development of the Company since May 1996. From 1992 to 1996, Mr. Dinger held several positions with Linvatec, including Vice President, Research and Development from 1994 to 1996, Director, New Product Development from 1993 to 1994 and Manager, Power Systems Development from 1992 to 1993. From 1984 to 1992, Mr. Dinger was Engineering Section Supervisor at Honeywell Incorporated.

     MARK J. FLETCHER, 42, has been Vice President of the Company and President of Solan Ophthalmic Products since July 1996. From April 1996 to July 1996, Mr. Fletcher served as Vice President, U.S. Marketing of the Company and from 1994 to April 1996, he served as Vice President, Sales and Marketing of the Company. From 1988 to 1994, Mr. Fletcher held several senior management positions with Stryker Corporation, a medical device company, including Executive Vice President, Sales and Marketing from 1993 to 1994, Vice President and General Manager, Stryker Medical, the Netherlands from 1992 to 1993, and Vice President, Sales, Medical Division from 1990 to 1992.

     THOMAS E. TIMBIE, 41, has been Vice President, Finance and Chief Financial Officer of the Company since April 1996. From 1994 to April 1996, Mr. Timbie served as Vice President and Chief Financial Officer of TreBay. From 1990 to 1994, Mr. Timbie held financial management positions at Linvatec, including Senior Director, Working Capital from 1992 to 1994 and Assistant Controller from 1990 to 1992. From 1987 to 1990, Mr. Timbie served as Director, Financial Accounting and Reporting of Concept.

     DAN H. TREACE, 50, has been Vice President, Regulatory Affairs and Quality Assurance of the Company since May 1996. From 1994 to April 1996, Mr. Treace served as Vice President and Quality Manager of TreBay. From 1989 to 1994, Mr. Treace served as Vice President, Technical Affairs of Xomed-Treace, Inc. ("Xomed-Treace") which was acquired by the Company in 1994. From 1982 to 1989, Mr. Treace was President of Treace Medical, Inc., a microsurgical ENT medical device company that he founded in 1982 and that was acquired by Bristol-Myers Squibb in 1989 and merged with the business of Xomed, Inc. to form Xomed-Treace, Inc. Mr. Treace is the brother of James T. Treace and John R. Treace.

     JOHN R. TREACE, 54, has been Vice President, U.S. Sales of the Company since April 1996. From 1995 to April 1996, Mr. Treace served as Vice President, Sales and Marketing of TreBay. Prior to joining TreBay, Mr. Treace served in a variety of positions at Richards Medical Company. His positions at Richards Medical Company included Product Manager, Director of Marketing and Sales, Group Vice President of Marketing and Sales and Sales Distributor. Mr. Treace is the brother of James T. Treace and Dan H. Treace.

     JOHN A. WILLIAMS, 40, was appointed Vice President, Corporate Controller on February 24, 1999 and also holds the position of Assistant Treasurer. From February 1998 until that time, he served the Company as Director of Finance and Assistant Treasurer, and from the time he joined the Company in October 1996 until February 1998, as Director of Finance. Before joining the Company, Mr. Williams held several positions with Ernst & Young LLP, including Senior Manager.

     GUY K. WILLIAMSON, 44, has been Vice President, International of the Company and President, Xomed International, Inc. since July 1996. From January 1988 to June 1996, Mr. Williamson held various positions within the Bristol-Myers Squibb Medical Device Group, including Vice President, Zimmer International from January 1994 to June 1996, General Manager, China and Hong Kong from February 1992 to December 1993 and Vice President, Marketing and International Administration, Linvatec from January 1988 to January 1992.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met 9 times during 1998. Each of the current Directors serving on the Board of Directors in 1998 attended at least 75% of all meetings of the Board of Directors and of each committee on which such Director served as a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has, as standing committees, an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

          AUDIT COMMITTEE. The Audit Committee consists of Messrs. Thomas and Miller and Ms. Weatherman. The Audit Committee reviews the results and scope of the annual audit of the Company's financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of the independent accountants, as well as other matters which may come before the Audit Committee or at the direction of the Board of Directors. The Audit Committee met 2 times in 1998.

          COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Emmitt and Miller and Ms. Weatherman. The Compensation Committee provides recommendations concerning salaries and incentive compensation for employees of, and consultants to, the Company and administers the Company's Third Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan") and the Company's 401(k) and Profit Sharing Plan. The Compensation Committee met 3 times in 1998.

COMPENSATION OF DIRECTORS

     William R. Miller receives from the Company $1,000 in directors' fees per meeting attended. No other member of the Board of Directors currently receives directors' fees from the Company. The Company is obligated to reimburse its Board members for all reasonable expenses incurred in connection with their attendance at directors' meetings.

     On February 23, 1998, the Compensation Committee granted Mr. Miller an option to purchase 7,500 shares of Common Stock at an exercise price of $17.15 per share. The options vest over a four-year period and are subject to the same terms and conditions as options previously granted under the Stock Option Plan as set forth in the Company's standard form of Stock Option Agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     On November 30, 1998, the Company effected a 3-for-2 stock split where each stockholder of record on November 16, 1998 received, for every two shares of Common Stock held on that date, one share of Common Stock (with cash in lieu of fractional shares). The stock and option figures in this Proxy Statement reflect adjustments resulting from the stock split.

     The following table sets forth, as of February 16, 1999 (except as otherwise noted), certain information regarding the beneficial ownership of Common Stock by (i) each Director of the Company, (ii) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (iii) each executive officer named in the Summary Compensation Table and (iv) all current executive officers and Directors of the Company as a group. Such information is based upon information provided by such persons.

                                                         BENEFICIAL OWNERSHIP
                                                     --------------------------
NAME                                                  NUMBER (1)       PERCENT
----                                                 -------------   -----------
Putnam Investments, Inc. (2)                          1,060,720           8.7
One Post Office Square
Boston, Massachusetts  02109

Wellington Management Company, LLP (3)                  759,600           6.3
75 State Street
Boston, Massachusetts  02109

James T. Treace (4)                                     270,601           2.2

F. Barry Bays (5)                                       177,512           1.5

R. Glen Coleman (6)                                      33,750            *

John R. Treace (7)                                       53,590            *

Guy K. Williamson (8)                                    35,250            *

Richard B. Emmitt (9)                                   243,831           2.0

William R. Miller (10)                                   14,813            *

Rodman W. Moorehead, III (11)                            34,875            *

James E. Thomas                                           6,975            *

Elizabeth H. Weatherman                                     582            *

All Directors and Executive Officers
as a group (15 persons)(12)                           1,053,870           8.3

--------------------------
*     Less than 1%.

(1) Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table. Amounts shown for each stockholder are as of February 16, 1999 and include all shares of Common Stock subject to stock options exercisable within 60 days of such date. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group.

 (2) As reflected as beneficially owned with shared voting power related to 304,250 shares and shared dispositive power related to all such shares at December 31, 1998 in a Statement on Schedule 13G/A under the Securities Exchange Act of 1934 (the "Exchange Act") filed with the Securities and Exchange Commission (the "SEC") on February 11, 1999.

(3) As reflected as beneficially owned with shared voting power related to 244,650 shares and with shared dispositive power as to 759,600 shares at December 31, 1998 in a Statement on Schedule 13G/A under the Exchange Act filed with the SEC on February 10, 1999.

(4) Includes 128,250 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999. Also includes 1,500 shares held by Mr. Treace's spouse as to which Mr. Treace disclaims beneficial ownership.

(5) Includes 83,812 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

(6) Shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

(7) Includes 41,625 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

(8) Includes 33,750 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

(9) As of February 16, 1999, (i) Vertical Fund Associates, L.P. ("Vertical Fund") is the direct owner of 212,331 shares of Common Stock and (ii) Vertical Life Sciences, L.P. ("Vertical Life") is the direct owner of 31,500 shares of Common Stock. The sole general partner of each of Vertical Fund and Vertical Life is The Vertical Group, L.P. ("VG"). Mr. Emmitt, a Director of the Company, is a general partner of VG. As such, Mr. Emmitt may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities of the Company beneficially owned by VG, Vertical Fund and Vertical Life. Mr. Emmitt disclaims beneficial ownership of these securities within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of his indirect pecuniary interest.

(10) Includes 4,688 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

(11) Mr. Moorehead is currently a director of the Company but will no longer serve as a director after the Annual Meeting.

(12) Includes an aggregate of 491,250 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of February 16, 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the periods indicated concerning compensation of the Company's Chief Executive Officer and the four other most highly compensated individuals serving as executive officers at the end of fiscal year 1998 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                       COMPENSATION
                                            ANNUAL COMPENSATION          (AWARDS)
                               --------------------------------------  ------------
                                                                        SECURITIES
                                                                        UNDERLYING
                                                          OTHER ANNUAL     OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR  SALARY($)  BONUS($) COMPENSATION($)     (#)      COMPENSATION($)
---------------------------    ----  ---------  -------- -------------- ----------   ---------------
James T. Treace (1)           1998    $260,077 $133,680           (2)       75,000      $5,000 (3)
  President, Chief            1997     238,404   81,415           (2)       45,000       6,416 (3)
  Executive Officer           1996     153,039   27,600            --      116,000       2,300 (3)
  and Chairman of the
  Board of Directors

F. Barry Bays (4)             1998     205,000  105,370           (2)       45,000       5,000 (3)
  Senior Vice President       1997     185,962   63,506           (2)       30,000       5,081 (3)
  and Chief Operating         1996     116,442   21,000     22,094(5)       79,250       1,519 (3)
  Officer

R. Glen Coleman (6)           1998     169,616   69,746           (2)       37,500       5,000 (3)
  Vice President, Marketing   1997     155,481   42,602           (2)        7,500       1,090 (3)
                              1996      51,923   18,360      9,685(7)       45,000          --

John R. Treace (8)            1998     169,616   70,764           (2)       30,000       5,000 (3)
  Vice President, U.S. Sales  1997     155,481   47,391     37,329(7)        7,500       2,126 (3)
                              1996      94,039   18,360     18,539(7)       45,000            --

Guy K. Williamson (9)         1998     169,616   65,133           (2)       30,000       5,000 (3)
  Vice President,             1997     155,481   32,153           (2)        7,500       1,090 (3)
  International
  President, Xomed            1996      69,231   27,000     16,763(7)       45,000            --
  International

------------------
(1) Mr. Treace has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since April 1996.

(2) Other annual compensation in the form of perquisites and other personal benefits has been omitted because the aggregate amount of such perquisites and other personal benefits was less than $50,000 and constituted less than 10% of the executive's total annual salary and bonus.

(3) Represents a contribution by the Company to the Company's 401(k) Plan for the benefit of the executive.

(4) Mr. Bays has been Senior Vice President, Operations and Chief Operating Officer of the Company since April 1996.

(5) Represents reimbursement of relocation expenses of $15,900 and car allowance payments of $6,194.

(6)   Mr. Coleman has been Vice President, Marketing since August 12, 1996.

(7)   Represents reimbursement of relocation expenses.

(8) Mr. Treace has been Vice President, U.S. Sales of the Company since April 1996.

(9) Mr. Williamson has been Vice President, International and President, Xomed International, Inc. since July 1, 1996.

        The following table summarizes the number of shares and the terms of stock options granted to the Named Executive Officers in 1998:

                OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                             NUMBER OF     % OF TOTAL                                       ANNUAL RATES OF STOCK
                            SECURITIES       OPTIONS                                        PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO                                        OPTION TERM($)(1)(2)
                              OPTIONS     EMPLOYEES IN      EXERCISE PRICE     EXPIRATION   ----------------------
         NAME               GRANTED(#)     FISCAL YEAR        ($/SHARE)           DATE           5%       10%
-----------------------   ------------  --------------      -------------      ----------   -----------  ----------
James T. Treace               75,000          16.6             $17.15            2/23/08     $808,891   $2,049,876
F. Barry Bays                 45,000           9.9              17.15            2/23/08     485,335     1,229,926
R. Glen Coleman               17,250           3.8              18.67            2/23/08     202,537       513,266
                              12,750           2.8              17.15            2/23/08     137,511       348,479
                               7,500           1.7              26.39           10/21/08     124,495       315,492
John R. Treace                 3,900            .1              18.67            2/23/08      45,791       116,043
                              26,100           5.8              17.15            2/23/08     281,494       713,357
Guy K. Williamson             30,000           6.6              17.15            2/23/08     323,556       819,950

----------
(1) The options in this table are incentive stock options or nonqualified stock options granted under the Stock Option Plan. The exercise price for incentive stock options is the mean between the high and low price quoted on the NASDAQ National Market System on the date the option is granted whereas the exercise price for nonqualified stock options is the average of the high and low prices of the Common Stock on the twenty business days preceding the date of grant. In the table above, the options with the exercise price of $17.15 per share and $26.39 per share are nonqualified stock options, and the options with the exercise price of $18.67 are incentive stock options. All such options have ten-year terms. All options vest annually in 25% increments, commencing on the first anniversary of the date of grant. The vesting schedule will accelerate upon certain change in control transactions. The options are generally cancelled within a certain period after the employee resigns or is terminated for cause.

(2) The potential realizable value is calculated based on the term of the option at its time of grant and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the SEC and do not represent the Company's estimate or projection of the future market price of the Common Stock.

       AGGREGATED 1998 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                            UNDERLYING OPTIONS AT      IN-THE-MONEY OPTIONS AT
                       SHARES                                DECEMBER 31, 1998(#)       DECEMBER 31, 1998($)(1)
                     ACQUIRED ON                        -------------------------   ---------------------------
       NAME          EXERCISE(#)   VALUE REALIZED($)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------  ------------   -----------------    -----------  -------------  -----------  --------------
James T. Treace            --            --                 128,250        107,750   $2,943,048   $2,053,062
F. Barry Bays              --            --                  83,812         70,437    1,939,129    1,348,750
R. Glen Coleman            --            --                  33,750         56,250      747,440      999,206
John R. Treace             --            --                  41,625         40,875      956,985      776,262
Guy K. Williamson          --            --                  33,750         48,750      753,995      976,796

----------
(1) Based on a value of $32 per share, the closing price for the Common Stock on December 31, 1998.

EMPLOYMENT AGREEMENTS

     EMPLOYMENT AGREEMENTS WITH CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER. Effective February 24, 1999, the Company executed employment agreements with James T. Treace and F. Barry Bays. The Company agreed to employ Mr. Treace as President, Chairman of the Board of Directors and Chief Executive Officer at an annual salary of $270,000 and Mr. Bays as Senior Vice President of Operations and Chief Operating Officer at an annual salary of $213,000. Under the terms of the employment agreements, the Compensation Committee reviews the compensation of Messrs. Treace and Bays at least once each year, and may award such bonuses and effect such increases in base salary as it shall determine. In addition, Messrs. Treace and Bays are eligible for the Management Incentive Compensation Plan (the "MIC Plan") adopted by the Company, which program provides for a bonus in an amount up to and at the 50% level of an employee's salary upon attainment of the bonus criteria. Each employment agreement has an initial term of three years, and may be extended upon good faith negotiations between the parties, which negotiations shall begin not later than 90 days prior to the expiration of the stated term of the agreement.

     In connection with entering into the employment agreements on February 24, 1999, the Company granted to Messrs. Treace and Bays options to purchase 100,000 and 60,000 shares of Common Stock, respectively, under the Stock Option Plan, and each of Messrs. Treace and Bays are eligible for additional grants of stock option as target bonuses pursuant to corporate performance objectives established by the Board of Directors' Compensation Committee. The options granted under these agreements shall also automatically vest and be fully exercisable and shall remain so exercisable in accordance with the respective terms of such options upon certain changes of control of the Company. The Compensation Committee will review each executive officer's compensation and award such bonuses or make such increases to the annual salary as the Compensation Committee, in its sole discretion, determines are merited.

     The Company may terminate the employment of Messrs. Treace and Bays under the employment agreements (i) upon 30 days' notice if the employee becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice;
(ii) for cause upon notice of such termination to the employee; or (iii) without cause upon 30 days' notice of such termination to the employee. If an employment agreement is terminated pursuant to (i) above, the executive officer shall receive salary continuation pay from the date of such termination until February 24, 2002, reduced by applicable payroll taxes and amounts received by the executive officer under any Company-maintained disability insurance policy or plan under Social Security or similar laws. If an employment agreement is terminated pursuant to (ii) above, the executive officer shall receive no salary continuation pay or severance pay. If an employment agreement is terminated pursuant to (iii) above, the executive officer shall receive salary continuation pay for a period of twelve months from and after the date of such termination and shall also be eligible to receive continued coverage under all of the Company's current health benefit and life insurance programs at the same rates applicable prior to the commencement of the salary continuation period.

     The employment agreements contain covenants prohibiting the improper disclosure and use of any of the Company's and its predecessors' trade secrets, know-how and proprietary processes, as well as provisions assigning to the Company all inventions made or conceived by the executive officer during his employment with the Company. For twenty-four (24) months after termination of the executive officer's employment, the executive officer has agreed not to, directly or indirectly, engage in any competitive business which is defined to mean the manufacturing, supplying, producing, selling, distributing or providing for sale of (i) any product, device or instrument manufactured from or using polyvinal acetal (PVAc) material or technology or (ii) any eye, ear, nose or throat product, device or instrument of a type manufactured, sold or under clinical development by the Company or its subsidiaries.

    EMPLOYMENT AGREEMENT WITH OTHER NAMED EXECUTIVE OFFICER. Effective March 22, 1999, the Company executed an employment agreement with Mr. Coleman under which the Company agreed to employ Mr. Coleman as Vice President, Marketing at an annual salary of $173,500. In addition, Mr. Coleman is eligible to participate in (i) the MIC Plan which provides for a bonus in an amount up to 40% level of his salary upon attainment of applicable bonus criteria, and (ii) the Stock Option Plan administered by the Compensation Committee. Under the terms of the employment agreement, the Compensation Committee reviews the compensation of Mr. Coleman at least once each year and may award such bonuses and effect such increases in base salary as it shall determine. The employment agreement has a one-year term and may be extended upon good faith negotiations between the parties, which negotiations shall begin not later than 90 days prior to the expiration of the term of the agreement.

     The employment of Mr. Coleman may be terminated under the employment agreement: (i) by the Company upon 30 days' notice if Mr. Coleman becomes physically or mentally incapacitated or is injured so that he is unable to perform the services required of him and such inability to perform continues for a period in excess of six months and is continuing at the time of such notice;
(ii) by the Company for cause upon notice of such termination to Mr. Coleman; or
(iii) (A) by the Company without cause upon 30 days' notice of such termination to the Mr. Coleman or (B) by Mr. Coleman for good reason within twelve months of a change in control. If the employment agreement is terminated pursuant to (i) above, Mr. Coleman shall receive salary continuation pay at the rate of 75% of his base salary from the date of such termination until the first anniversary date of the agreement's execution, reduced by applicable payroll taxes and amounts received by Mr. Coleman under any Company-maintained disability insurance policy or plan under Social Security or similar laws. If the employment agreement is terminated pursuant to (ii) above, Mr. Coleman shall receive no salary continuation pay or severance pay. If the employment agreement is terminated pursuant to (iii) above, Mr. Coleman shall receive salary continuation pay for a period of the greater of six months from the date of such termination or the applicable period under the Company's then current severance policy from the date of termination. During the period that Mr. Coleman's salary continues, he will be eligible for other benefits available to executives of the Company, including health insurance and a monthly car allowance.

     The employment agreement contains covenants prohibiting the improper disclosure and use of any of the Company's and its predecessors' trade secrets, know-how and proprietary processes, as well as provisions assigning to the Company all inventions made or conceived by the executive officer during his employment with the Company. For six (6) months after termination of his employment, Mr. Coleman has agreed not to, directly or indirectly, engage in any competitive business which is defined as the manufacturing, supplying, producing, selling, distributing or providing for sale of (i) any product, device or instrument manufactured from or using polyvinal acetal (PVAc) material or technology or (ii) any eye, ear, nose or throat product, device or instrument of a type manufactured, sold or under clinical development by the Company or its subsidiaries.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     COMPENSATION PHILOSOPHY. The Compensation Committee generally follows several guidelines to arrive at its recommendations to the Board of Directors concerning the compensation of the Company's executive officers. The Company's executive compensation program is designed to (i) attract and retain executive officers who contribute to the long-term success of the Company, (ii) motivate executive officers to achieve strategic business objectives and reward them for their achievement, and (iii) fairly compensate executive officers based on their corporate and individual performance and responsibilities.

     To date, the primary elements of the Company's compensation program for its executive officers have been (i) an annual compensation component consisting of base salary and bonus and (ii) a long-term compensation component consisting of stock options granted under the Stock Option Plan.

     ANNUAL COMPENSATION. The Compensation Committee has generally targeted annual salary and bonus levels to be competitive with those paid to executives at other companies that have similar operating dynamics. Base salaries are determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. Annual salary adjustments are determined by giving consideration to the Company's performance and the individual's contribution to that performance.

     Messrs. James T. Treace and Bays are currently party to employment agreements with the Company. These agreements establish the annual base salaries for Messrs. Treace and Bays. The annual base salaries for Messrs. John R. Treace, Coleman and Williamson were, and future salary increases for the executive officers will be, based on the considerations noted above.

     MANAGEMENT INCENTIVE COMPENSATION PLAN. The Company maintains the MIC Plan in which key management personnel are eligible to participate. The plan allows participants to earn bonuses up to stated percentages of their base salary. For 1998, the percentages were as follows: 50% for the President and Senior Vice President and 30-40% for Vice Presidents. The bonuses are paid based on the Company's achievement of operating results, including sales, profitability and asset management goals. The Company presently intends to continue the MIC Plan for 1999 and future years.

     LONG-TERM COMPENSATION. In order to align stockholder and executive officer interests, the long-term component of the Company's executive compensation program involves stock option awards whose value is directly related to the value of the Common Stock. These stock options are granted by the Compensation Committee pursuant to the Stock Option Plan. Stock option awards to Messrs. James T. Treace and Bays are based upon achievement of certain corporate performance objectives established in advance by the Compensation Committee. Other individuals to whom stock option awards are to be granted and the amount of Common Stock related to such awards are determined solely at the discretion of the Compensation Committee. Because individual stock option award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive other than Messrs. James T. Treace and Bays.

     CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1998. Under the terms of the employment agreement with Mr. James T. Treace, the Compensation Committee reviews Mr. Treace's compensation at least once each year, and will award such bonuses and effect such increases in base salary as it shall determine. The determination by the Compensation Committee with respect to Mr. Treace's compensation for 1998 was based on the considerations noted above. Mr. Treace's base salary is as set forth in his employment agreement with the Company; his bonus is determined in accordance with the MIC Plan; and his stock option award is calculated according to a pre-determined formula based on the Company's earnings performance.

                               COMPENSATION COMMITTEE
                               Richard B. Emmitt
                               William R. Miller
                               Elizabeth H. Weatherman

COMPARATIVE STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the total cumulative return of the Common Stock based on an investment of $100 after the close of the market on (i) October 11, 1996 (the date trading of the Common Stock commenced), (ii) December 31, 1996,
(iii) December 31, 1997, and (iv) December 31, 1998 to the performance of the S&P Midcap 400 Index and the S&P Health Care (Medical Products and Supplies) Index during such period. The graph assumes that dividends were reinvested and is based on an investment in each of the Common Stock, the stocks comprising the S&P Midcap 400 Index and the stocks comprising the S&P Health Care (Medical Products and Supplies) Index.

                               [GRAPHIC OMITTED]

                                                  CUMULATIVE TOTAL RETURN
                                                  -----------------------
                                         10/11/96    12/96      12/97    12/98
                                         --------    -----      -----    -----
Xomed Surgical Products, Inc.              $100       $95       $114     $229
S&P Midcap 400 Index                       $100       $106      $140     $161
S&P Health Care (Medical
Products and Supplies) Index               $100       $101      $126     $181

CERTAIN TRANSACTIONS

     TREBAY LOAN. On November 7, 1995, TreBay loaned $883,000 to James T. Treace, its President and Chief Executive Officer. Following the Company's acquisition of TreBay in April 1996, Mr. Treace became the Company's President and Chief Executive Officer. On March 31, 1998, the promissory note evidencing the loan between Mr. Treace and TreBay was amended and restated to (i) reduce the interest rate from 10% to 5.32% and

(ii) reduce the pledge securing the loan from 66,690 shares of Common Stock to 54,000 shares of Common Stock. Accrued and unpaid interest has been added onto the principal balance. On February 24, 1999, the number of shares pledged to secure the loan was reduced to 28,000 shares of Common Stock. As of December 31, 1998, the principal balance was $826,000. The loan is payable on demand at any time following November 7, 2000 and matures on November 7, 2002. Interest is payable, at Mr. Treace's election, upon each anniversary of the loan or its maturity.

                                  PROPOSAL TWO

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has, upon recommendation of the Audit Committee and subject to ratification by the stockholders, appointed Ernst & Young LLP as independent auditors to report on the consolidated financial statements of the Company for the fiscal year ending December 31, 1999, and to perform such other services as may be required of Ernst & Young LLP. Although stockholder ratification of the Board of Directors' selection is not required, the Board of Directors considers it desirable for the stockholders to pass upon the selection of the independent auditors. If the stockholders disapprove of the selection of Ernst & Young LLP as independent auditors, the Board of Directors will consider the selection of other independent auditors. One or more representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 1998, except for a transaction effected by William R. Miller in August of 1998 that was reported on Form 5 in February of 1999.

                  STOCKHOLDER PROPOSALS -- 2000 ANNUAL MEETING

Any proposals of stockholders of the Company intended to be included in the Company's proxy statement and form of proxy relating to the Company's next annual meeting of stockholders must be in writing and received by the Secretary of the Company at the Company's office at 6743 Southpoint Drive North, Jacksonville, Florida 32216 no later than December 7, 1999. To be considered timely, all other proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company by February 25, 2000. Additionally, the Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any stockholder proposals of which the Company does not receive notice by February 25, 2000.

                                  OTHER MATTERS

     The Board of Directors does not know of any matters other than the foregoing that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to take such action as is in the best interests of the Company and its stockholders.

     The entire cost of soliciting proxies from its stockholders will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile or e-mail by directors, officers or regular employees of the Company, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, in which case the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

     THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER OF RECORD AND BENEFICIAL OWNERS AT THE CLOSE OF BUSINESS ON MARCH 15, 1999, WITHOUT CHARGE UPON WRITTEN REQUEST TO ITS SECRETARY AT 6743 SOUTHPOINT DRIVE NORTH, JACKSONVILLE, FLORIDA 32216, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998.

     The principal executive offices of the Company are located at 6743 Southpoint Drive North, Jacksonville, Florida 32216 and the Company's telephone number is (904) 296-9600.

                                   By order of the Board of Directors,

                                   /s/ Thomas E. Timbie

                                   Thomas E. Timbie
                                   Secretary

XOMED SURGICAL PRODUCTS, INC.
6743 Southpoint Drive North
Jacksonville, Florida  32216

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS at 3:30 p.m., Jacksonville time, on May 13, 1999

     The undersigned hereby appoints James T. Treace, F. Barry Bays and Thomas
E. Timbie, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of stock which the undersigned is entitled in any capacity to vote at the above-stated annual meeting, and at any and all adjournments or postponements thereof (the "Annual Meeting"), on the matters set forth on the reverse side of this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Annual Meeting and upon such other matters as may properly be brought before the Annual Meeting. This proxy revokes all prior proxies given by the undersigned.

     ALL PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, SUCH PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XOMED SURGICAL PRODUCTS, INC.

RECEIPT OF THE NOTICE OF MEETING AND THE PROXY STATEMENT, DATED APRIL 5, 1999 (THE "PROXY STATEMENT"), IS HEREBY ACKNOWLEDGED. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                 (Continued on reverse side)

                          (Continued from reverse side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF XOMED
                            SURGICAL PRODUCTS, INC.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Please mark boxes in blue or black ink.

1. Election of Directors     FOR all nominees listed below: [ ]  WITHHOLD authority for all nominees listed below: [ ]

Nominees:  James T. Treace, Richard B. Emmitt, William R. Miller,
           James E. Thomas and Elizabeth H. Weatherman

INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
             NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW:

------------------------------------------------------ -------------------------

2. Proposal to ratify the appointment of Ernst & Young LLP as the independent public auditors of the Company for the fiscal year ending December 31, 1999.

       FOR  [ ]       AGAINST  [ ]      ABSTAIN     [ ]


3. In the discretion of the proxies with respect to any other matters that may properly come before the Annual Meeting.


(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THIS CARD. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE YOUR FULL TITLE BELOW.)


---------------------------------------------------------
                 (TITLE OR AUTHORITY)

---------------------------------------------------------
                    (SIGNATURE)

---------------------------------------------------------
                    (SIGNATURE)

DATED:____________________________, 1999


  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.